Exhibit 10.6

Terminix Global Holdings, Inc.
(f/k/a ServiceMaster Global Holdings, Inc.)

Schedule of Signatories* to a Director Indemnification Agreement

Deborah H. Caplan

John B. Corness

Laurie Ann Goldman

Naren K. Gursahaney

Steven B. Hochhauser

Brett T. Ponton (effective September 15, 2020)

Stephen J. Sedita

Mark E. Tomkins

*   Nikhil, M. Varty, Peter L. Cella, William C. Cobb, Richard P. Fox, Jerri L. DeVard, Robert J. Gillette, Thomas C. Tiller, Jr.,  John Krenicki, Jr.,  David H. Wasserman, Darren M. Friedman, Sarah Kim and Curtis D. Hecht each previously signed a Director Indemnification Agreement, but they are no longer serving on our Board of Directors.

The form of Director Indemnification Agreement was filed with the SEC on June 19, 2014 as Exhibit 10.71 to the Registration Statement on Form S-1 of ServiceMaster Global Holdings, Inc. (n/k/a Terminix Global Holdings, Inc.)